Exhibit 5.1


                           USAIR, INC.

                       PURCHASE AGREEMENT


                                             February 9, 1996


Morgan Stanley & Co.
  Incorporated, Salomon Brothers Inc,
     Chase Securities, Inc. and
     Lehman Brothers Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

     USAIR, INC., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Manager") and the other several purchasers named in Schedule I hereto (together with the Manager, the "Purchasers") (i) $142,400,000 aggregate principal amount of its 6.76% Class A Enhanced Equipment Notes (the "Class A Notes"), (ii) $54,800,000 aggregate principal amount of its 7.50% Class B Enhanced Equipment Notes (the "Class B Notes") and
(iii) $65,800,000 aggregate principal amount of its 8.93% Class C Enhanced Equipment Notes (the "Class C Notes", together with the Class A Notes and the Class B Notes, the "Notes").

     The Class A Notes, the Class B Notes and the Class C Notes will be issued under indentures to be dated as of February 15, 1996 (respectively, the "Class A Indenture", the "Class B Indenture" and the "Class C Indenture" and, collectively, the "Indentures"), each between the Company and Wilmington Trust Company, as indenture trustee.

     As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings specified in Appendix A to the Collateral Agency Agreement dated as of February 15, 1996 between the Company, Wilmington Trust Company and the other parties named therein (the "Collateral Agreement").

     The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.





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     The Purchasers and their direct and indirect transferees
will be entitled to the benefits of a Registration Rights Agreement between USAir, Inc. and the Purchasers, to be dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A. For the purposes hereof, "Basic Documents" shall be deemed to include the Registration Rights Agreement.

     In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (as such offering memorandum may be amended or supplemented, the "Final Memorandum" and, together with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering and a description of the Company and its business.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

          (a) As of their respective dates and at all times subsequent thereto up to the Closing Date (as defined below), the Preliminary Memorandum did not contain and the Final Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

          (b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act.

          (c) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (d) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes, and the Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers) have complied with the offering restrictions requirement of Regulation S.

          (e) The Company is subject to Section 13 or 15(d) of the Exchange Act.

          (f) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (g) It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended.

          (h)  The Company has complied with all provisions of
     Section 517.075, Florida Statutes (Chapter 92-198, Laws of
     Florida).

          (i) The execution and delivery by the Company of this Agreement and the Basic Documents to which the Company is or will be a party, the issuance and sale of the Notes, the consummation by the Company of the transactions contemplated herein and therein and in the Final Memorandum and compliance with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with or violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches, defaults, liens, charges or encumbrances that, in the aggregate, would not have a material adverse effect on the financial condition or on the earnings or business affairs of the Company, (B) any existing applicable law, rule or regulation

     (other than the securities or Blue Sky laws of the various states) or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

          (j) No authorization, approval, consent, license, order of or registration with, or the giving of notice to, any government, governmental instrumentality or court, domestic or foreign, or other regulatory body or authority (other than with respect to the securities or Blue Sky laws of the various states) is required to be obtained or made by the Company for the valid authorization, issuance, sale and delivery of the Notes or for the valid authorization, execution, delivery and performance by the Company of this Agreement, each of the other Basic Documents to which the Company is a party or the Notes or the consummation of the transactions contemplated by this Agreement and such Basic Documents.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) The Basic Documents to which the Company is or will be a party have been authorized and will constitute, when duly executed and delivered by the Company (assuming that such Basic Documents constitute valid and binding obligations of each other party thereto), valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (m) The Notes have been duly authorized by the Company, and when executed and authenticated in accordance with the provisions of the applicable Indentures and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Collateral Agreement and the applicable Indenture subject to the terms thereof and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by

     (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the forms of the Notes conform in all material respects to the description thereof contained in the Final Memorandum.

          (n) Each Basic Document conforms in all material respects to the description thereof contained in the Memorandum.

          (o) No Appraiser is an affiliate of the Company or has a substantial interest, direct or indirect, in the Company. None of the officers and directors of any of the Appraisers is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     2. Offering. You have advised the Company that the Purchasers will make an offering of the Notes purchased by the Purchasers hereunder on the terms to be set forth in the Final
Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     3. Purchase and Delivery. The Company hereby agrees to sell to the several Purchasers, and the Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite their names at an aggregate purchase price equal to $260,511,900.

     Payment for the Notes shall be made against delivery of the Notes at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New
York 10022, at 10:00 a.m., local time, on February 16, 1996 or at such other time or such other date as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Notes shall be made by wire transfer of immediately available funds to an account specified by the Company.

     Certificates for the Notes shall be in definitive or global form and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date. The Notes shall be delivered to you on the Closing Date for the respective accounts of the several Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid, against payment of the purchase price therefor.

     4. Conditions to Closing. The several obligations of the Purchasers hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the officers of the Company made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded any of the securities of the Company by Moody's Investors Service, Inc. or Standard & Poor's Corporation, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in such rating.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any material adverse change, or any development involving a material adverse change, in the financial condition or in the earnings or business affairs of the Company from that set forth or contemplated in the Preliminary Memorandum, that, in your reasonable judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

          (c) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by a Vice President or Treasurer of the Company, to the effect (i) set forth in clause (a) above, (ii) that the representations and warranties of the Company contained herein are true and correct as of the Closing Date, (iii) that there shall not have occurred any material adverse change, or any development involving a material adverse change, in the financial condition or in the earnings or business affairs of the Company from that set forth in the Final Memorandum, and (iv) that the Company shall have performed all of its obligations to be performed hereunder on or prior to the Closing Date.

          (d) You shall have received on the Closing Date an opinion, dated the Closing Date, from the General Counsel of the Company, in form satisfactory to you and your counsel, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority under such laws to own its properties, to conduct its business as described in the Final Memorandum, to enter into each of the Basic Documents and to perform its obligations thereunder; and the Company is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company);

               (ii)  The Company is an "air carrier" and a
          "citizen of the United States" within the meaning of the Aviation Act of 1958, as amended, and is "an air carrier operating under a certificate of convenience and necessity issued by the Civil Aeronautics Board" within the meaning of 11 U.S.C. Section 1110;

               (iii) The statements in the Final Memorandum as to the routes that the Company presently operates or is authorized to operate are correct in all material respects. Except as disclosed in the Final Memorandum, no action or proceeding has been instituted or to my knowledge, has been threatened by the United States Department of Transportation, the Federal Aviation Administration or the aeronautical authorities of any other country that would impair USAir's ability to operate such routes;

               (iv) This Agreement has been duly authorized, executed and delivered by the Company;

               (v) No authorization, approval, consent, license, order of, or registration with, or the giving of notice to, any government, governmental instrumentality, or court, domestic or foreign, or other regulatory body or authority (other than with respect to the securities or Blue Sky laws of the various states and with respect to any registration, filing or recording that may be required under the Federal Aviation Act) is required to be obtained or made by the Company for the valid authorization, issuance, sale and delivery of the Notes or for the valid authorization, execution, delivery and performance by the Company of this Agreement and each of the Basic Documents to which the Company is a party or the consummation of the transactions contemplated by this Agreement and such Basic Documents, except such as may be required pursuant to the Registration Rights Agreement;

               (vi) The execution and delivery by the Company of this Agreement and the Basic Documents to which the Company is or will be a party, the issuance and sale of the Notes, the consummation by the Company of the transactions contemplated herein and therein and in the Final Memorandum and compliance with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with or violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company is a party or by which either it be bound or to which any of its properties may be subject (except for such conflicts, breaches, defaults, liens, charges or encumbrances that, in the aggregate, would not have a material adverse effect on the financial condition or on the earnings or business affairs of the Company), (B) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties;

               (vii)  Except as disclosed in the Final
          Memorandum, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Final Memorandum;

               (viii)  Except as disclosed in the Final
          Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such counsel, threatened against or affecting the Company that might reasonably be expected to result in any material adverse change in the financial condition or in the earnings or business affairs of the Company, or that could adversely affect the consummation of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Company is a party;

               (ix) Such counsel believes that (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any opinion) the Final Memorandum, as of its date did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (x)  The Notes, the Collateral Agreement, the
          Registration Rights Agreement, the Liquidity Agreements and each Indenture conform in all material respects to the descriptions thereof contained in the Final
          Memorandum;

               (xi) It is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers under this Agreement or in connection with the initial resale of such Notes by the Purchasers in accordance with Section 6 of this Agreement to register the Notes under the Securities Act or to qualify the Notes under the Trust Indenture Act of 1939, as amended (it being understood that no opinion is expressed as to any subsequent resale of any of the Notes); and

               (xii) The statements set forth under the heading "Description of the Notes" in the Memorandum, insofar as such statements purport to summarize certain provisions of the Notes, the Liquidity Facilities, the Indenture, the Collateral Agreement and the Registration Rights Agreement, provide a fair summary of such provisions.

               (xiii) Except for the filing with the Federal Aviation Administration under the Aviation Act of the Collateral Agency Agreement, as supplemented by Collateral Agency Agreement Supplement No. 1 or in Virginia under the Uniform Commercial Code of UCC-1 financing statements describing the Collateral, which Federal Aviation Administration and Uniform Commercial Code filings taken together are adequate to perfect the Lien of the Collateral Agency Agreement on the Collateral, no further recording or filing in the United States of America or any state thereof of any Basic Document, or related documents, nor of any financing statements with respect thereto, nor any other action, is necessary or advisable in order to establish, perfect and maintain perfected in the United States of America or any state thereof the Lien of the Collateral Agent in the Collateral under the Collateral Agency Agreement or the assignment of certain of the rights of the Company in the Boeing Purchase Agreement and the Bills of Sale under the Collateral Agency Agreement in favor of the Collateral Agent as against the Company or any third party.

               (xiv)  The Collateral Agency Agreement, as
          supplemented by Collateral Agency Agreement Supplement No. 1, is in due form for recording in accordance with the Aviation Act. The Collateral Agency Agreement, as so supplemented, creates for the benefit of the Noteholders a valid security interest in the Collateral in the United States (other than in respect of monies and securities referenced in the Granting Clauses of the Collateral Agency Agreement prior to the deposit thereof with the Collateral Agent).

               (xv) UCC-1 financing statements with respect to the Collateral have been duly filed in Arlington County, Virginia and with the Virginia State Corporation Commission and constitute all filings required in the Commonwealth of Virginia for the purposes described in paragraph (xiii) or otherwise in connection with the consummation of the transactions contemplated by the Collateral Agency Agreement or any other of the Basic Documents.









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          (e)  You shall have received on the Closing Date an
     opinion, dated the Closing Date, of Fulbright & Jaworski
     L.L.P., counsel for the Company, to the effect that:

               (i)  The Notes, the Collateral Agreement and each
          Indenture conform in all material respects to the descriptions thereof contained in the Final Memorandum;

               (ii) Each of the Registration Rights Agreement, the Collateral Agreement, the Indentures and the Liquidity Agreements is a valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms except to the extent that enforceability thereof may be limited by
          (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and except that such counsel expresses no opinion with respect to Section 5 of the Registration Rights Agreement providing for indemnification and contribution);

               (iii) The Notes, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the applicable Indenture subject to the terms thereof and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

               (iv) Except for (i) the registration, filing or recording under the Federal Aviation Act, referred to in paragraph (v) below, and (ii) the filing of Uniform Commercial Code financing statements (and subject to the timely filing in the future of continuation statements with respect thereto) contemplated by this Agreement and the Basic Documents, no further registration, filing or recording of any document is necessary under the laws of the United States of America or the State of New York to create the security interest in the Aircraft and the other Collateral in favor of the Collateral Agent, described in the Granting Clause of the Collateral Agreement;

               (v) The Collateral Agreement, as supplemented, is in due form for filing in accordance with the Federal Aviation Act. The Collateral Agreement, as supplemented, validly creates for the benefit of the Collateral Agent the security interest in the Collateral which the Granting Clauses of the Collateral Agreement purport to create;

               (vi)  In a proceeding under Chapter 11 of the
          Bankruptcy Code involving the Company as a debtor, the Collateral Agent would be entitled to the benefits of 11 U.S.C. Section 1110 with respect to the security interest granted by the Collateral Agreement in the Aircraft;

               (vii)  No authorization, approval, consent,
          license, order of, or registration with, or the giving of notice to, any government, governmental instrumentality, or court, domestic or foreign, or other regulatory body or authority (other than with respect to the securities or Blue Sky laws of the various states and with respect to any registration, filing or recording that may be required under the Federal Aviation Act) is required to be obtained or made by the Company for the valid issuance of the Notes under the Indentures or the consummation of the transactions contemplated by this Agreement and such Basic Documents, except such as may be required pursuant to the Registration Rights Agreement;

               (viii) The execution and delivery by the Company of the Basic Documents to which the Company is or will be a party and the consummation by the Company of the transactions contemplated herein and therein and in the Final Memorandum and compliance with the terms hereof and thereof do not and will not conflict with or violate any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) of the United States and of the State of New York;

               (ix) The statements set forth under "Description of the Notes-Events of Default" in the Memorandum, insofar as such statements purport to summarize provisions of Section 1110 of the Bankruptcy Code, provide a fair summary of such provisions; and

               (x) The Collateral Agreement and the Indentures constitute the legal, valid and binding agreements of the Collateral Agent and the Indenture Trustees, enforceable against the Collateral Agent and the Indenture Trustees in accordance with their terms except to the extent that enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (f) You shall have received on the Closing Date an opinion or opinions, dated the Closing Date, of internal counsel for West LB and/or of White & Case, special counsel for West LB, in form and substance satisfactory to you.

          (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Crowe & Dunlevy, special
     FAA counsel, in form and substance satisfactory to you.

          (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Richards, Layton &
     Finger, counsel for Wilmington Trust Company ("WTC"), to the effect that:

               (i) WTC is a banking corporation duly organized and validly existing good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform, as Indenture Trustee or Collateral Agent, as the case may be, the Basic Documents to which it is a party and the Notes;

               (ii) Each of the Basic Documents to which WTC is a party has been duly authorized, executed and delivered by WTC, as Indenture Trustee or Collateral Agent, as the case may be, and constitutes the legal, valid and binding obligation of WTC, as Indenture Trustee or Collateral Agent, as the case may be, enforceable against WTC, as Indenture Trustee or Collateral Agent, as the case may be, in accordance with its terms;

               (iii) No authorization, consent or approval of, notice to or filing with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware governing the banking or trust power of WTC is required for the execution, delivery or performance by WTC, as Indenture Trustee or Collateral Agent, as the case may be, of the Basic Documents to which WTC is a party or the Notes; and

               (iv) Neither the execution, delivery or
          performance by WTC, as Indenture Trustee or Collateral Agent, as the case may be, of the Basic Documents to which it is a party or the Notes, nor compliance with the terms and provisions thereof, conflicts with or results in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of Delaware governing the banking or trust powers of WTC or, to such counsel's knowledge, any order, writ, injunction or decree of any court or governmental authority against WTC or by which it or any of its properties is bound or, to such counsel's knowledge, any indenture, mortgage, contract or other agreement or instrument to which WTC is a party or by which it or any of its properties is bound, or constitutes a default thereunder.

          (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Shearman & Sterling, counsel for the Purchasers, to the effect that the opinions delivered pursuant to Sections 4(d), (e), (f), (g) and (h) are appropriately responsive to the requirements of this Agreement, except, specifying the same, to the extent waived by the Purchasers, and with respect to the issuance and sale of the Notes and other related matters as you may reasonably require.

          (j) You shall have received on the date of this Agreement a letter dated such date and on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in the Final Memorandum.

     5. Covenants of the Company. In further consideration of the agreements of the Purchasers herein contained, the Company covenants as follows:

          (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

          (b)  Before amending or supplementing the Preliminary
     Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement.

          (c) If, at any time prior to the completion of the resale of the Notes by you to purchasers, any event shall occur as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances existing when such Final Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such Final Memorandum to comply with law, forthwith to prepare and furnish, at its own expense, to the Purchasers, either amendments or supplements to such Final Memorandum so that the statements in such Final Memorandum as so amended or supplemented will not, in the light of the circumstances existing when such Final Memorandum is delivered to a purchaser, be misleading or so that such Final Memorandum, as so amended or supplemented, will comply with law. Neither the consent of the Purchasers to, nor any Purchaser's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

          (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualification for as long as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as you may designate, as well as all expenses payable in connection with the review (if any) of the offering of the Notes by the National Association of Securities Dealers, Inc. (including filing fees and fees and expenses of counsel for the Purchasers in connection therewith).

          (e) Whether or not any sale of such Notes is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Indenture Trustee and its counsel, (iv) the expenses of qualifying such Notes under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Purchasers in connection therewith and in connection with the preparation, printing and distribution of this Agreement, the Basic Documents and any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Purchasers in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Notes, (vii) the reasonable fees and disbursements of counsel for the Purchasers in excess of $50,000, (viii) all fees and expenses relating to appraisals of the Aircrafts, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (f) During the period beginning on the date of this Agreement and continuing to the Closing Date, not to offer publicly any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes, without the prior written consent of the Purchasers.

          (g) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

          (h) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act.

          (i) While any of the Notes remain outstanding, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions of Regulation S.

     6. Offering of Notes; Restrictions on Transfer. (a) Each Purchaser, severally and not jointly, represents and warrants that such Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of section 4(2) of the Securities Act and (ii) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a)
(1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of the Notes, deliver to such Purchaser a letter containing the representations and agreements set forth in the Final Memorandum under the caption "Transfer Restrictions" and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

     (b) Each Purchaser, severally and not jointly, represents, warrants and agrees with respect to offers and sales outside the United States that:

          (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

          (ii) such Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

          (iii) the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

          (iv) such Purchaser has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

          (v) such Purchaser (A) has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations");
     (B) has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and

          (vi) such Purchaser understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly, in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law.

Terms used in this Section 6 have the meanings given to them by Regulation S.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, and each person, if any, who controls such Purchaser within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

     (b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Purchaser, but only with reference to information relating to such Purchaser furnished to the Company in writing by such Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Purchasers, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Purchasers in respect thereof bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and of the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

     (e) The Company and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers or any person controlling the Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8. Termination. This Agreement shall be subject to termination in your absolute discretion, by oral notice confirmed in writing, given by you to the Company, which notice cites one of the specific events set forth below that has occurred, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., or the Chicago Board of Options Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

     9. Miscellaneous. If, on the Closing Date, any one or more of the Purchasers shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as you may specify, to purchase the Notes which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Purchaser. If, on the Closing Date any Purchaser or Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

     All notices and other communications under this Agreement shall be in writing, unless otherwise stated herein, and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:
Legal Department; and notices to the Company shall be directed to it at USAir, Inc., Crystal Park Four, 2345 Crystal Drive, Arlington, VA 22227, Attention: Treasurer.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                         Very truly yours,

                         USAIR, INC.


                         By   /s/Thomas A. Fink

                              -------------------------
                                               Thomas A. Fink
                              Treasurer

Agreed, February 9, 1996

Morgan Stanley & Co. Incorporated

Acting on behalf of itself and
     the several Purchasers named herein.


By  /s/Gerard Pasciucco
   ---------------------------------
   Gerard Pasciucco
   Managing Director

                                    SCHEDULE  I
                                        -----------


                         Morgan Stanley &     Salomon Brothers
                         Co. Incorporated           Inc.
                         ----------------     -----------------

Principal Amount
of Class A Notes          $35,600,000           $35,600,000

Principal Amount
of Class B Notes          $13,700,000           $13,700,000

Principal Amount
of Class C Notes          $16,450,000           $16,450,000
                          -----------           -----------
                          $65,750,000           $65,750,000
                          ===========           ===========



                         Chase Securities      Lehman Brothers
                               Inc.                 Inc.
                         ----------------     -----------------

Principal Amount
of Class A Notes          $35,600,000           $35,600,000

Principal Amount
of Class B Notes          $13,700,000           $13,700,000

Principal Amount
of Class C Notes          $16,450,000           $16,450,000
                          -----------           -----------
                          $65,750,000           $65,750,000
                          ===========           ===========

                                                     EXHIBIT A


                    FORM OF REGISTRATION RIGHTS AGREEMENT


   THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 16, 1996, between USAIR, INC., a Delaware corporation (the "Company"), MORGAN STANLEY & CO. INCORPORATED (the "Manager"), SALOMON BROTHERS INC, CHASE SECURITIES, INC. and LEHMAN BROTHERS INC. (together with the Manager, the "Purchasers").

   This Agreement is made pursuant to the Purchase Agreement dated February 9, 1996, between the Company and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of (i) $142,400,000 aggregate principal amount of its 6.76% Class A Equipment Notes (the "Class A Notes"), (ii) $54,800,000 aggregate principal amount of its 7.50% Class B Equipment Notes (the "Class B Notes") and (iii) $65,800,000 aggregate principal amount of its 8.93% Class C Equipment Notes (the "Class C Notes", together with the Class A Notes and the Class B Notes, the "Notes"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

   In consideration of the foregoing, the parties hereto agree as follows:

   1. Definitions. As used in this Agreement, terms not otherwise defined shall have the following meanings or if not defined herein, as defined in the Collateral Agency Agreement dated February 15, 1996, among the Company, Wilmington Trust Company and the other parties named therein:

   "Applicable Indenture" shall mean, (i) with respect to the Class A Notes, the Class A Holders or the Class A Indenture Trustee, the Class A Indenture, (ii) with respect to the Class B Notes, the Class B Holders or the Class B Indenture Trustee, the Class B Indenture and (iii) with respect to the Class C Notes, the Class C Holders or the Class C Indenture Trustee, the Class C Indenture.

   "Class A Exchange Notes" shall mean securities issued by the Company under the Class A Indenture of equal outstanding principal amount as and containing terms identical to the Class A Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class A Notes or, if no such interest has been paid, from February 16, 1996, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class A Notes in exchange for such Class A Notes pursuant to the Exchange Offer.

   "Class A Holder" shall mean each Purchaser, for so long as it owns any Class A Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class A Registrable Notes under the Class A Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class A Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

   "Class A Indenture" shall mean the Class A Trust Indenture relating to the Class A Notes dated as of February 15, 1996 between the Company and the Class A Indenture Trustee, as the same may be amended from time to time in accordance with the terms thereof.

   "Class A Indenture Trustee" shall mean Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class A Indenture, but solely as Indenture Trustee under the Class A Indenture, together with any successor Indenture Trustee under the terms of the Class A Indenture.

   "Class A Notes" shall have the meaning set forth in the second paragraph of this Agreement.

   "Class A Registrable Notes" shall mean the Class A Notes; provided, however, that the Class A Notes shall cease to be Class A Registrable Notes upon the earlier to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class A Notes shall have been declared effective under the Securities Act and such Class A Notes shall have been disposed of pursuant to such Registration Statement,
(iii) such Class A Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) such Class A Notes shall have ceased to be outstanding.

   "Class B Exchange Notes" shall mean securities issued by the Company under the Class B Indenture of equal outstanding principal amount as and containing terms identical to the Class B Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class B Notes or, if no such interest has been paid, from February 16, 1996, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class B Notes in exchange for such Class B Notes pursuant to the Exchange Offer.

   "Class B Holder" shall mean each Purchaser, for so long as it owns any Class B Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class B Registrable Notes under the Class B Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class B Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

   "Class B Indenture" shall mean the Class B Trust Indenture relating to the Class B Notes dated as of February 15, 1996 between the Company and the Class B Indenture Trustee, as the same may be amended from time to time in accordance with the terms thereof.

   "Class B Indenture Trustee" shall mean Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class B Indenture, but solely as Indenture Trustee under the Class B Indenture, together with any successor Indenture Trustee under the terms of the Class B Indenture.

   "Class B Notes" shall have the meaning set forth in the second paragraph of this Agreement.

   "Class B Registrable Notes" shall mean the Class B Notes; provided, however, that the Class B Notes shall cease to be Class B Registrable Notes upon the earlier to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class B Notes shall have been declared effective under the Securities Act and such Class B Notes shall have been disposed of pursuant to such Registration Statement,
(iii) such Class B Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) such Class B Notes shall have ceased to be outstanding.

   "Class C Exchange Notes" shall mean securities issued by the Company under the Class C Indenture of equal outstanding principal amount as and containing terms identical to the Class C Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Class C Notes or, if no such interest has been paid, from February 16, 1996, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of the Class C Notes in exchange for such Class C Notes pursuant to the Exchange Offer.

   "Class C Holder" shall mean each Purchaser, for so long as it owns any Class C Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Class C Registrable Notes under the Class C Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Class C Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

   "Class C Indenture" shall mean the Class C Trust Indenture relating to the Class C Notes dated as of February 15, 1996 between the Company and the Class C Indenture Trustee, as the same may be amended from time to time in accordance with the terms thereof.

   "Class C Indenture Trustee" shall mean Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class C Indenture, but solely as Indenture Trustee under the Class C Indenture, together with any successor Indenture Trustee under the terms of the Class C Indenture.

   "Class C Notes" shall have the meaning set forth in the second paragraph of this Agreement.

   "Class C Registrable Notes" shall mean the Class C Notes; provided, however, that the Class C Notes shall cease to be Class C Registrable Notes upon the earlier to occur of (i) the consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Class C Notes shall have been declared effective under the Securities Act and such Class C Notes shall have been disposed of pursuant to such Registration Statement,
(iii) such Class C Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) such Class C Notes shall have ceased to be outstanding.

   "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

   "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

   "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

   "Exchange Offer Registration" shall mean a registration under the Securities Act effected in accordance with Section 2(a) hereof.

   "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

   "Exchange Notes" shall mean, together, the Class A Exchange
Notes, the Class B Exchange Notes and the Class C Exchange Notes.

   "Holder" shall mean a Class A Holder, a Class B Holder or a
Class C Holder.

   "Indenture" shall mean the Class A Indenture, the Class B
Indenture or the Class C Indenture, as applicable, and when used in the plural shall mean, together, the Class A Indenture, the Class B Indenture and the Class C Indenture.

   "Indenture Trustee" shall mean the Class A Indenture Trustee, the Class B Indenture Trustee or the Class C Indenture Trustee as applicable, and when used in the plural shall mean, together, the Class A Indenture Trustee, the Class B Indenture Trustee and the Class C Indenture Trustee.

   "Majority Holders" shall mean, together, the Holders of a majority in aggregate principal amount of each class of Registrable Notes then outstanding; provided that whenever the consent or approval of Holders of a specified percentage of any such Class of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

   "Manager" shall have the meaning set forth in the preamble.

   "Notes" shall have the meaning set forth in the second paragraph of this Agreement.

   "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

   "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

   "Purchase Agreement" shall have the meaning set forth in the preamble.

   "Purchaser" shall have the meaning set forth in the preamble.

   "Registrable Notes" shall mean, together, the Class A
Registrable Notes, the Class B Registrable Notes and the Class C
Registrable Notes.

   "Registration Expenses" shall mean, except as provided in the Purchase Agreement, any and all expenses incurred incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, (iv) the reasonably incurred out-of-pocket fees and expenses incurred by any underwriter in connection with the preparation of any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (v) all rating agency fees, (vi) all fees and disbursements relating to the qualification of the Indentures under applicable securities laws, (vii) the fees and reasonably incurred out-of-pocket disbursements of the Indenture Trustees and their counsel, (viii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and reasonably incurred out-of- pocket disbursements of one counsel for the Holders (which counsel, in the latter case, shall be selected by the Majority Holders and which counsel may also be counsel for the Purchasers) and (ix) the fees and disbursements of the independent public accountants of the Company and any partnership or joint venture in which the Company or any of its subsidiaries is a partner, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (viii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

   "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

   "SEC" shall mean the Securities and Exchange Commission.

   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.
   "Shelf Registration" shall mean a registration effected in accordance with Section 2(b) hereof.

   "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement that covers all of the Registrable Notes (but no other securities unless approved by the Person or Persons who have requested the Company to file the Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

   "Underwriter" shall have the meaning set forth in Section 2(c) of this Agreement.

   "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

   2. Registration Under the Securities Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts (i) to cause to be filed after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange (A) all of the Class A Registrable Notes for Class A Exchange Notes, (B) all of the Class B Registrable Notes for Class B Exchange Notes and (C) all of the Class C Registrable Notes for Class C Exchange Notes and (ii) to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

     (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

     (ii) the dates of acceptance for exchange (which shall be each business day during a period of at least 20 days from the date such notice is mailed) (the "Exchange Dates");

     (iii) that any Registrable Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

     (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

     (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New
   York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged.

   As soon as practicable after the last Exchange Date, the Company or its agent shall:

     (i) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer;

     (ii) deliver, or cause to be delivered, to the Class A Indenture Trustee for cancellation all Class A Registrable Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Class A Indenture Trustee to promptly authenticate and mail to each Class A Holder, Class A Exchange Notes equal in principal amount to the principal amount of the Class A Registrable Notes surrendered by such Class A Holder;

     (iii) deliver, or cause to be delivered, to the Class B Indenture Trustee for cancellation all Class B Registrable Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Class B Indenture Trustee to promptly authenticate and mail to each Class B Holder, Class B Exchange Notes equal in principal amount to the principal amount of the Class B Registrable Notes surrendered by such Class B Holder; and

     (iv) deliver, or cause to be delivered, to the Class C Indenture Trustee for cancellation all Class C Registrable Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Class C Indenture Trustee to promptly authenticate and mail to each Class C Holder, Class C Exchange Notes equal in principal amount to the principal amount of the Class C Registrable Notes surrendered by such Class C Holder.

    The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC and that no order of any governmental agency or court of competent jurisdiction would be violated by consummating the Exchange Offer. The Company shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

   (b) Shelf Registration. (i) In the event that (A) the Company determines that the Exchange Offer Registration provided in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the staff of the SEC or because it would materially interfere with other business activities of the Company, or (B) in the opinion of counsel for the Purchasers or the Company a Registration Statement must be filed and a Prospectus must be delivered by the Purchasers in connection with any offering or sale of Registrable Notes, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes, and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (B) of the preceding sentence, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to
Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement to the extent permitted by applicable law) with respect to offers and sales of Registrable Notes held by the Holders after completion of the Exchange Offer. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the third anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration

Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable.
The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

   (ii) Each Holder whose Registrable Notes are covered by a Shelf Registration Statement filed pursuant to this Section 2(b) agrees, upon the request of the managing Underwriter in any Underwritten Offering permitted pursuant to this Agreement, not to effect any public sale or distribution of securities of the Company of the same class as the Registrable Notes included in such Shelf Registration Statement (except as part of such registration), including a sale pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of any such Underwritten Offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or such Underwriter(s).

   The foregoing provision shall not apply to any Holder of Registrable Notes if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of any of its Registrable Notes not sold in such Underwritten Offering, commencing on the date of sale of such Registrable Notes unless it has provided 45 days' prior written notice of such sale or distribution to the Underwriter(s).

   (iii) The Company agrees not to effect any public or private offer, sale or distribution of securities of the same quality and nature as the Registrable Notes, including a sale pursuant to Regulation D under the Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each Underwritten Offering permitted pursuant to Section 3(q) hereof made pursuant to the Shelf Registration Statement, to the extent timely notified in writing by the Underwriter(s), and to use its best efforts to cause each holder of securities of the same quality and nature as the Registrable Notes purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period (except as part of such registration), including a sale pursuant to Rule 144 under the Securities Act.

   (c) The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering.

   (d) Expenses. The Company shall pay all reasonably incurred Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

   (e) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

   (f) Increase in Interest Rate. In the event that, for any reason, either (i) the Exchange Offer is not consummated or (ii) a Shelf Registration Statement is not declared effective (each, a "Registration Event"), in either case, on or prior to August 16, 1996, the interest rate on each Class of Notes shall be temporarily increased by one-half of one percent per annum for the semiannual period commencing October 15, 1996. The one-half of one percent per annum increase over the original interest rate on the Notes will be permanent (and will apply to all future interest periods and to the Exchange Notes) if a Registration Event has not occurred on or prior to February 16, 1997.

   (g) Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

   3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration
Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall as expeditiously as possible:

     (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form
   (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with
   Section 2 hereof;

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to (x) keep such Registration Statement effective for the applicable period under this Agreement, and
   (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (z) keep each Prospectus current during the period described under
   Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

     (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, and each such Underwriter's Counsel, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

     (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to
   (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

     (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Purchasers promptly and, if requested by any such Holder, confirm such advice in writing, (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

     (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Applicable Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Notes;

     (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

     (j) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Purchasers and their counsel (and, in the case of a Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Purchasers or their counsel (and, in the case of a Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Purchasers and their counsel (and, in the case of a Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or in a form to which the Purchasers or their counsel (and, in the case of a Registration Statement, the Holders or their counsel) shall object;

     (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement;

     (l) cause the Indentures to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Indenture Trustees and the Holders to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Indenture Trustees to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indentures to be so qualified in a timely manner;

     (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriters participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

     (n) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;

     (o) use its reasonable best efforts to cause the Exchange Notes or Registrable Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the Securities
   Act);

     (p) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received satisfactory notification of the matters to be incorporated in such filing; and

     (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Majority Holders of the class of Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries and its or its subsidiaries' joint ventures, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registrable Notes to be sold in such Underwritten Offering and any Underwriters and their respective counsel) addressed to each selling Holder and Underwriter, if any, of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company or any joint venture in which the Company or any of its subsidiaries is a partner, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter, if any, of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

   In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

   In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

   4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

   The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

   (b) In light of Section 4(a) above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be reasonably requested by the Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause
(ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

     (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by
   Section 3(i), for a period exceeding 180 days after the last Exchange Date (as extended by the number of days during such 180 day period from, and including the date of, the giving by the Company of a notice pursuant to Section 3(e)(v) of this Agreement to, and including the date when, the Company shall have made available to the Holders copies of a supplemented or amended Prospectus pursuant to Section 3(i) hereof) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

     (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company in writing by the Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Purchasers and the Company in writing that they are, or anticipate that they will be, Participating Broker-Dealers; provided that in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (A) to deal only with one entity representing the Participating Broker-Dealers, which shall be the Manager unless it elects not to act as such representative, (B) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Purchasers unless such counsel elects not to so act, and (C) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

   (c) The Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

   5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, each Holder and each person, if any, who controls a Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser or any Holder furnished to the Company in writing by any Purchaser through you or any selling Holder expressly for use therein.

   (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchasers, and the other selling Holders, and each of their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company, the Purchasers, and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

   (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which such person is entitled to indemnity pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Purchasers and such persons who control the Purchasers, such firm shall be designated in writing by the Manager. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

   (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with such statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this
Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to the applicable Registration Statement.

   (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies provided which may otherwise be available to any indemnified party at law or in equity.

   The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser, any Holder or any person controlling any Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

   6. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

   (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder of Registrable Notes.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to each Purchaser, c/o Morgan Stanley & Co. Incorporated, at the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(c).

   All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

   Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to each Indenture Trustee, at the address specified in the Applicable Indenture.

   (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. Each Purchaser (in its capacity as a Purchaser) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Agreement.

   (e) Purchases and Sale of Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act), not to purchase and then resell or otherwise transfer any Notes.

   (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and the Purchasers and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect the rights of the Purchasers or the Holders hereunder.

   (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

   (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

   (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

   (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              USAIR, INC.




                              By:
                              Name:
                              Title:




Confirmed and accepted as of
  the date first above written:

Morgan Stanley & Co. Incorporated
  Acting severally on behalf of
  itself and the several Purchasers
  named herein.




By:
Name:
Title: